Exhibit 99.1

El Paso Electric Commences Cash Tender Offer

NEWS RELEASE

Contact:
Media: Teresa Souza, 915-543-5823
Analysts: Rachelle Williams, 915-543-2257

Date: May 5, 2005

          El Paso Electric (NYSE:EE) today announced that it has commenced a cash tender offer for any and all of its 8.90% Series D First Mortgage Bonds due February 1, 2006 (CUSIP No. 283677AT9) and its 9.40% Series E First Mortgage Bonds due May 1, 2011 (CUSIP No. 283677AU6), which are callable by EPE beginning on February 1, 2006 (collectively, the “Bonds”). The total outstanding principal amount of the Bonds subject to the offer is approximately $359 million. The offer commenced today, and will expire at 11:59 p.m., New York City time, on Thursday, June 2, 2005 (unless extended or earlier terminated, the “Expiration Date”). EPE will conduct the tender offer in accordance with the Offer to Purchase dated May 5, 2005 (the “Offer to Purchase”).

          Holders who tender and do not withdraw their Bonds prior to 5:00 p.m., New York City time, on Monday, May 16, 2005, unless extended or earlier terminated (the “Early Tender Date”) will be eligible to receive the Total Consideration. The “Total Consideration” for each $1,000 principal amount of Bonds tendered and accepted for payment pursuant to the Offer to Purchase will be calculated by taking the applicable fixed spread over the bid side yield to maturity of a reference security. The fixed spread will be 15 basis points. The reference security will be the 1.875% U.S. Treasury Security due January 31, 2006. The Total Consideration will be determined on the Early Tender Date in the manner described in the Offer to Purchase. The pricing information will be announced by news release by no later than 9:00 a.m., New York City time, on the next business day.

          Holders who tender after the Early Tender Date but by 11:59 p.m., New York City time, on the Expiration Date will receive the Tender Offer Consideration, which is equal to the Total Consideration minus an Early Tender Premium of $20 for each $1,000 principal amount of Bonds tendered. Holders may withdraw their tenders prior to 5:00 p.m., New York City time, on the Early Tender Date, but not thereafter, except as may be required by law.

          In addition, holders who tender their Bonds will be paid any accrued and unpaid interest calculated up to but not including the applicable settlement date.

Settlement of the offer for Bonds tendered by the Early Tender Date is expected to occur promptly after the date of acceptance of such Bonds and acceptance and settlement of the offer for Bonds tendered after the Early Tender Date but prior to the Expiration Date is expected to occur promptly after the Expiration Date. If Bonds are accepted for payment on the initial acceptance date, EPE will be required to accept for payment Bonds tendered after the Early Tender Date but prior to the Expiration Date.

          EPE expects to use the proceeds from a planned offering of unsecured debt securities under its effective shelf registration statement to fund the tender offer. The tender offer is not conditioned on any minimum number of Bonds being tendered. The tender offer is, however, subject to other conditions discussed in the Offer to Purchase, including the receipt by EPE of the proceeds from its planned offering of unsecured debt securities.

          EPE intends to exercise its right to defease, pursuant to the General Mortgage Indenture and Deed of Trust dated as of February 1, 1996 under which the Bonds are issued, any Bonds not purchased pursuant to the tender offer, promptly following the final settlement date for Bonds tendered prior to the Expiration Date. The defeasance will be a taxable transaction for U.S. federal income tax purposes. Holders of Bonds who do not tender their Bonds pursuant to the offer will generally recognize gain, if any, for U.S. federal income tax purposes upon the defeasance even though such holders will receive no cash payment as a result of the defeasance.

          EPE has retained Credit Suisse First Boston LLC to serve as Dealer Manager for the tender offer, U.S. Bank National Association to serve as the Depositary Agent and MacKenzie Partners, Inc. as Information Agent for the tender offer. Requests for documents may be directed to MacKenzie Partners, Inc. at (800) 322-2885 or by calling (212) 929-5500 collect or in writing at 105 Madison Avenue, 14th Floor, New York, New York 10016. Questions regarding the tender offer may be directed to Credit Suisse First Boston LLC at (800) 820-1653 or by calling (212) 325-3784 collect.

          This news release is not an offer to purchase or a solicitation of an offer to sell any securities, which is being made only pursuant to the terms of the Offer to Purchase, dated May 5, 2005. None of EPE, the Dealer Manager, the Depositary Agent or the Information Agent makes any recommendation that the holders should tender or refrain from tendering all or any portion of the principal amount of their Bonds pursuant to the tender offer, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Bonds. In any jurisdiction where the laws require the tender offer to be made by a licensed broker or dealer, the tender offer will be deemed made on behalf of EPE by Credit Suisse First Boston LLC, or one or more registered brokers or dealers under the laws of such jurisdiction.

          This release shall not constitute an offer to sell or the solicitation of an offer to buy the unsecured debt securities that EPE expects to offer under its effective shelf registration statement, nor shall there be any sale of these securities in any state in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. When available, the written prospectus may be obtained from El Paso Electric, Stanton Tower, 100 North Stanton, El Paso, Texas 79901, attention: Investor Relations.

          El Paso Electric is a regional electric utility providing generation, transmission and distribution service to approximately 332,000 retail and wholesale customers in a 10,000 square mile area of the Rio Grande valley in west Texas and southern New Mexico. EPE has a net installed generation capacity of approximately 1,500 MW. EPE’s common stock trades on the New York Stock Exchange under the symbol EE.

Safe Harbor for Forward-Looking Statements

          This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) increased prices for fuel and purchased power and the possibility that regulators may not permit EPE to pass through all such increased costs to customers; (ii) determinations by regulators that may adversely affect EPE’s ability to recover previously incurred fuel costs in rates; (iii) fluctuations in economy margins due to uncertainty in the economy power market; (iv) unanticipated increased costs associated with scheduled and unscheduled outages; (v) the cost of replacing steam generators for Units 1 and 3 and other costs at the Palo Verde Nuclear Generating Station; (vi) the costs of legal defense and possible judgments which may accrue as the result of ongoing litigation arising out of the Federal Energy Regulatory Commission investigation or any other regulatory proceeding; (vii) deregulation of the electric utility industry and (viii) other factors detailed by EPE in its public filings with the Securities and Exchange Commission. EPE’s filings are available from the Securities and Exchange Commission or may be obtained through EPE’s website, www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EPE cautions that these risks and factors are not exclusive. EPE does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of EPE except as required by law.

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